Exhibit 107

Calculation of Fee Filing Tables

Form F-4

(Form Type)

OpSec Holdings

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Pubco ordinary shares, par value $0.0001 per share	457(c), 457(f)(1)	83,880,667 (1)	$10.80 (2)	$905,911,203.60	0.0001476	$133,712.49

Fees to be Paid	Equity	Warrants to purchase Pubco Ordinary Shares	457(c), 457(f)(1), 457(f)(3)	33,950,000 (3)	$0.28 (4)	$9,506,000	0.0001476	$1,403.09

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$915,417,203.60		$135,115.58

	Total Fees Previously Paid							$135,115.58

	Total Fee Offsets							$0

	Net Fee Due							$0

(1)

The amount registered represents the estimated maximum number ordinary shares, par value $0.0001 per share (“Pubco Ordinary Shares”), of OpSec Holdings, Cayman Islands exempted company incorporated with limited liability (“Pubco” or the “Company”) issuable pursuant to the Business Combination Agreement described in the proxy statement/prospectus that forms a part of the accompanying registration statement (the “Business Combination Agreement”). The number of shares is based on the sum of (i) 19,005,667 outstanding shares of Investcorp Europe Acquisition Corp I’s (“IVC Europe”) Class A Ordinary Shares, par value $0.0001 per share (the “IVC Europe Class A Ordinary Shares”) that will be converted into Pubco Ordinary Shares upon consummation of the business combination described in the proxy statement/prospectus (the “Business Combination”); (ii) 3,034,950 Class B Ordinary Shares of IVC Europe, par value $0.0001 per share (the “IVC Europe Class B Ordinary Shares”), that will be converted into Pubco Ordinary Shares upon consummation of the Business Combination; (iii) 23,577,550 Ordinary Shares of Orca Holdings Limited, a Cayman Islands exempted company incorporated with limited liability, par value £1.00, that will be converted into Pubco Ordinary Shares upon consummation of the Business Combination; (iv) 4,312,500 IVC Europe Class B Ordinary Shares that will be converted into Pubco Ordinary Shares upon consummation of the Business Combination and held in escrow pursuant to an escrow agreement by and among the Sponsor Members, Pubco and other parties; and (v) 33,950,000 Pubco Ordinary Shares issuable pursuant to warrants of Pubco (the “Pubco Warrants”).

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Pubco Ordinary Shares to be registered was calculated based upon the average of the high and low prices of IVC Europe Class A Ordinary Shares as reported on the Nasdaq Global Select Market (“Nasdaq”) on August 17, 2023.

(3)

The amount registered represents the estimated maximum number of warrants of Pubco issuable pursuant to the Business Combination Agreement. The number of warrants is based on the sum of (i) 17,250,000 whole warrants to purchase IVC Europe Class A Ordinary Shares issued as part of the units in IVC Europe’s initial public offering (the “IVC Europe Public Warrants”), which will be converted into Pubco Warrants upon the consummation of the Business Combination; and (ii) 16,700,000 warrants to purchase IVC Europe Class A Ordinary Shares that were issued in a private placement contemporaneously with IVC Europe’s initial public offering, which will be converted into Pubco Warrants upon the consummation of the Business Combination.

(4)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. Represents the average of the high and low prices of the IVC Europe Public Warrants as reported on Nasdaq on August 17, 2021.